Exhibit 25

                                  FORM T-1

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                          STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                  CORPORATION DESIGNATED TO ACT AS TRUSTEE

                    CHECK IF AN APPLICATION TO DETERMINE
                    ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2)

                        ---------------------------

                   Bank of Tokyo-Mitsubishi Trust Company
            (Exact name of trustee as specified in its charter)


     New York                                        13-5643426
     (State of incorporation                         (I.R.S. employer
     if not a U.S. national bank)                    identification no.)

     1251 Avenue of the Americas                     10020
     (Address of principal executive office)         (Zip Code)


                        ---------------------------


                        MMCA Auto Receivables Trust
            (Exact name of obligor as specified in its charter)


     Delaware                                        33-0570905
     (State of other jurisdiction of                 (I.R.S. employer
     incorporation or organization)                  identification no.)


     6363 Katella Avenue
     Cypress, CA                                     90630-5205
     (Address of principal executive offices)        (Zip Code)


                        ----------------------------

                        ....% Asset Backed Notes ...
                    (Title of the indenture securities)





1.   General information. Furnish the following information as to the
     Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

                 Name                             Address
                 ----                             -------
         Superintendent of Banks      2 Rector Street, New York, N.Y. 10006,
         of the State New York        and Albany, N.Y. 12203

         Federal Reserve Bank of      33 Liberty Plaza, New York, N.Y. 10045
         New York

         Federal Deposit Insurance    Washington, D.C.  20429
         Corporation

     (b) Whether it is authorized to exercise corporate trust powers.

         Yes

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

16.  List of Exhibits.

     Attached herewith pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10 (d).

     1. A copy of the Organization Certificate of Bank of Tokyo-Mitsubishi Trust Company as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.*

     2.  A copy of the existing By-laws of the Trustee.*

     3.  The consent of the Trustee required by Section 321(b) of the Act.*

     4. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

------------------------------

* Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-32937 and incorporated herein by reference thereto.



                                 SIGNATURE


      Pursuant to the requirements of the Act, the Trustee, Bank of Tokyo-Mitsubishi Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 13th day of October 1999.


                              BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                              By: /s/ Felyce Caliendo
                                 -----------------------------------
                                 Name:  Felyce Caliendo
                                 Title: Trust Officer





                                 EXHIBIT 6

                      Language for Item 6 of Form T-1


            Bank of Tokyo-Mitsubishi Trust Company hereby consents to the furnishing of reports of examinations by federal, state, territorial or district authorities to the Securities and Exchange Commission
("Commission") upon the Commission's request.





                           EXHIBIT 7 TO FORM T-1

             BANK OF TOKYO-MITSUBISHI TRUST COMPANY AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS


                                                  December  31, 1998 and 1997
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($ In thousands, except share data)                        1998          1997
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ASSETS:
Cash and due from banks                              $  666,759    $  692,239
Interest-bearing deposits placed (note 10)               30,320     1,386,691
Federal funds sold                                      275,000       167,000
Available for sale securities (note 2)                  393,513       503,301
Loans, net of unearned Income (note 3)                2,993,710     4,632,042
      Less allowance for loan losses (note 3)            98,614       119,907
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        Loans, net                                    2,895,096     4,512,135
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Bank premises and equipment net of accumulated
      depreciation of $6,627 and $6,168,
      respectively                                        7,778         9,305
Customers' liability on acceptances                          56           541
Accrued interest receivable                              42,939        64,818
Other assets                                             64,210        33,441
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Total assets                                         $4,375,671    $7,369,471
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LIABILITIES:
Deposits:
      Noninterest-bearing deposits in domestic
           offices                                   $1,335,124    $1,35l,563
      Interest-bearing deposits in domestic
           offices (note 6)                             542,478       519,102
      Interest-bearing deposits in overseas
           offices (note 6)                             326,447     1,989,833
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Total deposits:                                       2,204,049     3,860,498
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Federal funds purchased (overnight) and
      securities sold under agreements to
      repurchase                                        453,462       265,406
Other borrowed funds (including term Federal
      funds purchased of $150,000 in 1997 &
      $149,000 in 1996)                                 558,062     1,946,274
Acceptances outstanding                                      56           541
Accrued interest payable                                 29,087        42,353
Accrued taxes and other liabilities (note 5)            144,395       186,866
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      Liabilities other than capital notes            3,389,111     6,301,938
Capital notes and subordinated debt (note 7)            166,749       313,286
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      Total liabilities                               3,555,860     6,615,224
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STOCKHOLDERS EQUITY (NOTE 4):
Preferred stock (par value $100); 1,000,000
      shares authorized, none outstanding                     -             -
Common stock (par value $100); authorized
      1,485,000 shares; issued 1,329,219 shares:        132,922       132,922
Surplus                                                 311,494       311,494
Undivided profits                                       386,547       303,912
Net unrealized gain on available-for-sale
      securities                                          6,848         5,919
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      Total stockholders equity                         819,811       754,247
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      Total liabilities and stockholder's equity     $4,375,671    $7,369,471
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